Exhibit (a)(16)

DEUTSCHE INTERNATIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

Deutsche International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and by the Maryland General Corporation Law, and to effectuate further the transactions contemplated by that certain Agreement and Plan of Reorganization dated as of August 14, 2015 between the Corporation, on behalf of the Deutsche CROCI® International Fund, a separate series of the Corporation, and the Corporation, on behalf of the Deutsche International Value Fund, a separate series of the Corporation, and Deutsche Investment Management Americas Inc. (“DIMA”), investment adviser for the funds, the Board of Directors has designated and classified the shares of the Deutsche International Value Fund series of the Corporation’s capital stock, all of which are unissued, into undesignated shares of the capital stock of the Corporation.

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and by the Maryland General Corporation Law, the Board of Directors has designated and classified the Investment Class shares of the Deutsche CROCI® International Fund series of the Corporation’s capital stock, all of which are unissued, into undesignated shares of the capital stock of the Corporation.

THIRD: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

Deutsche CROCI® International Fund		570,595,597

	Class A shares	100,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	200,595,597
	Institutional Class shares	50,000,000
	Investment Class shares	100,000,000
	Class R6 shares	50,000,000

Deutsche Latin America Equity Fund		270,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	50,000,000

Deutsche World Dividend Fund		370,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000

Deutsche Emerging Markets
Equity Fund		320,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000

Deutsche International
Value Fund		320,000,000

	Class A shares	80,000,000
	Class C shares	80,000,000
	Institutional Class shares	80,000,000
	Class S shares	80,000,000

Deutsche Global
Equity Fund		300,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	50,000,000
	Class R shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000

2

Deutsche Emerging Markets
Frontier Fund		200,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000

	Undesignated	597,328,291

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

Deutsche CROCI® International Fund		470,595,597

	Class A shares	100,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	200,595,597
	Institutional Class shares	50,000,000
	Class R6 shares	50,000,000

Deutsche Latin America Equity Fund		270,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	50,000,000

Deutsche World Dividend Fund		370,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000

3

Deutsche Emerging Markets
Equity Fund		320,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000

Deutsche Global
Equity Fund		300,000,000

	Class A shares	50,000,000
	Class B shares	50,000,000
	Class C shares	50,000,000
	Class R shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000

Deutsche Emerging Markets
Frontier Fund		200,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000

	Undesignated	107,328,291

FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on November 11, 2015, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Deutsche International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 11th day of November, 2015; and its Vice President acknowledges that this Certificate of Notice is the act of Deutsche International Fund, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:                                                         DEUTSCHE INTERNATIONAL FUND,

INC.

/s/Hepsen Uzcan                                          /s/John Milette

Name: Hepsen Uzcan                                   Name: John Millette

Position: Assistant Secretary                         Position: Vice President

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